Exhibit 10.5

_______ __, 2021

Accretion Acquisition Corp.

410 17th Street, #1110

Denver, Colorado 80202

Gentlemen:

Accretion Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

Accretion Acquisition Sponsor, LLC (the “Sponsor”) hereby commits to purchase an aggregate of 6,400,000 warrants (the “Initial Placement Warrants”), each entitling the holder to purchase one share of common stock, par value $0.001 per share, of the Corporation (the “Warrants”) for a purchase price of $1.00 per Warrant and an aggregate purchase price of 6,400,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or in part, the Sponsor further commits to purchase up to an additional 675,000 Warrants (“Additional Placement Warrants” and together with the Initial Placement Warrants, the “Placement Warrants”) at a purchase price of $1.00 per Additional Placement Warrant, for an aggregate additional purchase price of up to 675,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). At least 24 hours prior to the effective date (“Effective Date”) of the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”), the Sponsor will cause the full Purchase Price to be delivered to Graubard Miller, counsel for the underwriters in the IPO (“Counsel”), by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Corporation consummates the IPO.

The consummation of the purchase and issuance of the Initial Placement Warrants and Additional Placement Warrants (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. Simultaneously with the consummation of the IPO, Counsel shall deposit the Initial Purchase Price, without interest or deduction, into the trust account (“Trust Account”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Registration Statement. Simultaneously with the consummation of all or any part of the over-allotment option, Counsel shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Account. Upon expiration of the over-allotment option, Counsel shall return any unused portion of the Over-Allotment Purchase Price to the Sponsor. If the Corporation does not complete the IPO within fourteen (14) days from the Effective Date, the Purchase Price (without interest or deduction) will be returned to the Sponsor.

Each of the Corporation and the Sponsor acknowledges and agrees that Counsel is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Placement Warrants and Counsel’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Placement Warrants as described above. Counsel shall not be liable to the Corporation or the Sponsor or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Counsel has acted in a manner constituting gross negligence or willful misconduct. The Corporation and the Sponsor, jointly and severally, shall indemnify Counsel against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Counsel may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Placement Warrants will be identical to the Warrants included in the units sold by the Corporation in the IPO, except that:

o	the Placement Warrants and underlying securities will not be transferable until after the completion of a Business Combination, except (i) to officers, directors, consultants or affiliates of the Sponsor or the Corporation, (ii) to the Sponsor’s stockholders, partners or members upon the Sponsor’s liquidation (such persons, together with the persons referred to in clause (i), being referred to as “Permitted Transferees”), (iii) by bona fide gift to a member of a Permitted Transferee’s immediate family or to a trust, the beneficiary of which is a Permitted Transferee or a member of a Permitted Transferee’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of a Permitted Transferee, (v) pursuant to a qualified domestic relations order binding on a Permitted Transferee, (vi) to the Corporation for no value for cancellation in connection with the consummation of a Business Combination or (vii) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Placement Warrants were originally purchased; provided, however, that except for clause (vi) or with the Corporation’s prior written consent, such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms of the transfer restrictions herein; and

o	the Placement Warrants (and underlying securities) will have customary registration rights, which shall be described in the Registration Statement.

The Sponsor hereby represents and warrants that:

(a)        it has been advised that the Placement Warrants have not been registered under the Securities Act;

(b)        it is acquiring the Placement Warrants and underlying securities for its account for investment purposes only;

(c)        it has no present intention of selling or otherwise disposing of the Placement Warrants (or underlying securities) in violation of the securities laws of the United States;

(d)        it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)        it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)         it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)        it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)        this letter constitutes the legal, valid and binding obligation of the Sponsor and is enforceable against it.

Remainder of this Page Intentionally Left Blank

Very truly yours,

ACCRETION ACQUISITION SPONSOR, LLC

By:
	Name:	Brad Morse
	Title:	President

Accepted and Agreed:

ACCRETION ACQUISITION CORP.

By:
	Name:	Brad Morse
	Title:	Chief Executive Officer

GRAUBARD MILLER

(solely with respect to its obligations to hold

and disburse monies for the Placement Warrants)

By:
Name:
Title:

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS